Exhibit 10.1

EXECUTION VERSION

FIXED FACILITY NOTE

(Fixed+1 Maturity)

US $310,000,000.00	August 3, 2009

FOR VALUE RECEIVED, the undersigned (individually and collectively, “Borrower”) jointly and severally (if more than one) promises to pay to the order of DEUTSCHE BANK BERKSHIRE MORTGAGE, INC., a Delaware corporation (“Lender”), the principal sum of THREE HUNDRED TEN MILLION AND NO/100 DOLLARS (US $310,000,000.00), with interest accruing at the Interest Rate on the unpaid principal balance from the Disbursement Date until fully paid.

This Note is executed and delivered by Borrower pursuant to that certain Master Credit Facility Agreement, dated as of April 7, 2009, by and between Borrower, Lender and others (as amended, restated or otherwise modified from time to time, the “Master Agreement”), to evidence the obligation of Borrower to repay a Fixed Advance made by Lender to Borrower in accordance with the terms of the Master Agreement. This Note is entitled to the benefit and security of the Loan Documents provided for in the Master Agreement, to which reference is hereby made for a statement of all of the terms and conditions under which the Fixed Advance evidenced hereby is made.

1. Defined Terms. In addition to defined terms found elsewhere in this Note, as used in this Note, the following definitions shall apply:

Adjustable Rate. From and after each Rate Change Date until the next Rate Change Date, the Adjustable Rate shall be the sum of (i) the Current Index, and (ii) the Margin, which sum is then rounded to three decimal places, subject to the limitations that the Adjustable Rate shall not be less than the Margin.

Adjustable Rate Period: The period commencing on the First Rate Change Date and ending on the Maturity Date.

Advance: The Advance evidenced by this Note.

Advance Term: 132 months.

Amortization Period: 360 months.

Business Day: Any day other than a Saturday, Sunday or any other day on which Lender is not open for business.

Current Index: The published Index that is effective on the fifteenth (15th) day before the applicable Rate Change Date.

Debt Service Amounts: Amounts payable under this Note, the Security Instrument or any other Loan Document.

Default Rate: A rate equal to the lesser of four (4) percentage points above the Interest Rate or the maximum interest rate which may be collected from Borrower under applicable law.

Disbursement Date: The date of disbursement of the Advance hereunder.

First Payment Change Date: The first day of October, 2019.

First Payment Date or First Interest Only Payment Date: The first day of October, 2009.

First Principal and Interest Payment Date: The first day of October, 2014.

First Rate Change Date: The first day of September, 2019.

Fixed Rate: The annual rate of five and sixty-nine one hundredths percent (5.69%).

Indebtedness: The principal of, interest on, or any other amounts due at any time under, this Note, the Security Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security of the Security Instrument under Section 12 of the Security Instrument.

Index: The British Bankers Association fixing of the London Inter-Bank Offered Rate for 1-month U.S. Dollar-denominated deposits as reported by Telerate through electronic transmission. If the Index is no longer available, or is no longer posted through electronic transmission, Lender will choose a new index that is based upon comparable information and provide notice thereof to Borrower.

Last Interest-Only Payment Date: The first day of September, 2014.

Lender: The holder of this Note.

Margin: The Adjustable Rate Period margin is three percent (3%).

Maturity Date: The first day of September, 2020, or any earlier date on which the unpaid principal balance of this Note becomes due and payable by acceleration or otherwise.

Payment Change Date: The first day of the month following each Rate Change Date until this Note is repaid in full.

Remaining Amortization Period: For an amortizing Advance, as of each Payment Change Date, the Amortization Period minus the number of scheduled monthly principal and interest payments that have elapsed since the date of this Note.

Rate Change Date: The First Rate Change Date and the first day of each month thereafter until this Note is repaid in full.

Security Instrument: Individually and collectively, various multifamily mortgage, deeds to secure debt or deeds of trust described in the Master Agreement.

Yield Maintenance Period Term or Prepayment Premium Period Term: 120 months.

Yield Maintenance Period End Date or Prepayment Premium Period End Date: The last day of August, 2019.

Event of Default and other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Master Agreement or, if not defined in the Master Agreement, as defined in the Security Instrument.

2. Address for Payment. All payments due under this Note shall be payable at DB Mortgage Services, LLC, One Beacon Street, 14th Floor, Boston, Massachusetts 02108, or such other place as may be designated by written notice to Borrower from or on behalf of Lender.

3. Payment of Principal and Interest. Principal and interest shall be paid as follows:

(a) Short Month Interest. If disbursement of principal is made by Lender to Borrower on any day other than the first day of the month, interest for the period beginning on the Disbursement Date and ending on and including the last day of the month in which such disbursement is made shall be payable simultaneously with the execution of this Note.

(b) Interest Computation. Interest under this Note shall be computed on the basis of (check one only):

☐	30/360. A 360-day year consisting of twelve 30-day months.

☒

Actual/360. A 360-day year. The amount of each monthly payment made by Borrower pursuant to Section 3(d) below that is allocated to interest will be based on the actual number of calendar days during such month and shall be calculated by multiplying the unpaid principal balance of this Note by the per annum Interest Rate, dividing the product by three hundred sixty (360)

and multiplying the quotient by the actual number of days elapsed during the month. Borrower understands that the amount allocated to interest for each month will vary depending on the actual number of calendar days during such month.

(c) Interest Accrual. Interest shall accrue on the unpaid principal balance of this Note at the Fixed Rate or the Adjustable Rate, as applicable. Interest shall accrue at the Fixed Rate until the First Rate Change Date. Thereafter, interest shall accrue at the Adjustable Rate. During the Adjustable Rate Period, the Adjustable Rate shall change on each Rate Change Date until the Advance is repaid in full.

(d) Monthly Installments.

(1)	Fixed Rate Period. (Check one only.)

☐	Amortizing Advance.

Consecutive monthly installments of principal and interest, each in the amount of                                                               Dollars (US $            ), shall be payable on the First Payment Date and on the first day of every month thereafter, until and including the First Rate Change Date

☐	Interest Only Advance. (Check one only)

☐	30/360. If interest accrues based on a 30/360 interest computation, then consecutive monthly installments of interest only, each in the amount of Dollars (US $ ), shall be payable on the First Payment Date and on the first day of every month thereafter, until and including the First Rate Change Date.

☐	Actual/360. If interest accrues based on an Actual/360 interest computation, the amount of Dollars (US $ ) shall be payable on the First Payment Date and thereafter consecutive monthly installments of interest only, shall be payable as follows:

(1)	Dollars (US $ ), shall be payable on the first day of each month during the term hereof which follows a 28-day month;

(2)	Dollars (US $ ), shall be payable on the first day of each month during the term hereof which follows a 29-day month,

(3)	Dollars (US $ ), shall be payable on the first day of each month during the term hereof which follows a 30-day month, or

(4)	Dollars (US $ ), shall be payable on the first day of each month during the term hereof which follows a 31-day month,

until and including the First Rate Change Date.

☒	Partial Interest Only Advance.

(1)	Interest Only Period. Commencing on the First Interest Only Payment Date and on the first day of every month until and including the Last Interest Only Payment Date, consecutive monthly installments of interest only shall be payable and in an amount equal to one of the following (check one only):

☐	30/360. If interest accrues based on a 30/360 interest computation, then consecutive monthly installments of interest only, each in the amount of Dollars (US $ ).

☒	Actual/360. If interest accrues based on an Actual/360 interest computation, the amount of One Million Four Hundred Sixty-Nine Thousand Nine Hundred Sixteen and 67/100 Dollars (US $1,469,916.67) shall be payable on the First Interest Only Payment Date and thereafter consecutive monthly installments of interest only shall be payable as follows:

(i)	One Million Three Hundred Seventy-One Thousand Nine Hundred Twenty-Two and 22/100 Dollars (US $1,371,922.22), shall be payable on the first day of each month during the term hereof which follows a 28-day month;

(ii)	One Million Four Hundred Twenty Thousand Nine Hundred Nineteen and 44/100 Dollars (US $1,420,919.44), shall be payable on the first day of each month during the term hereof which follows a 29-day month,

(iii)	One Million Four Hundred Sixty-Nine Thousand Nine Hundred Sixteen and 67/100 Dollars (US $1,469,916.67), shall be payable on the first day of each month during the term hereof which follows a 30-day month, or

(iv)	One Million Five Hundred Eighteen Thousand Nine Hundred Thirteen and 89/100 Dollars (US $1,518,913.89), shall be payable on the first day of each month during the term hereof which follows a 31-day month,

(2)	Amortizing Period. Commencing on the First Principal and Interest Payment Date and on the first day of every month thereafter, until and including the First Rate Change Date, consecutive monthly installments of principal and interest shall be due and payable, each in the amount of One Million Seven Hundred Ninety-Seven Thousand Two Hundred Seventy-Seven and 31/100 Dollars (US $1,797,277.31).

(2)	Adjustable Rate Period. (Check one only)

☒

Amortizing Advance. If the Advance is an amortizing Advance, consecutive monthly installments of principal and interest, each in the amount of the “Required Monthly Payment” (as calculated by Lender after the Rate Change Date and prior to the Payment Change Date), shall be payable on the first day of each month beginning on the First Payment Change Date and on each Payment Change Date thereafter until the entire unpaid principal balance evidenced by this Note is fully paid. The initial Required Monthly Payment shall be the amount required to pay the unpaid principal balance of this Note in equal monthly installments, including accrued interest at the Adjustable Rate over the Remaining Amortization Period. Thereafter, to the extent that the Adjustable Rate has changed, the Required Monthly Payment shall change on each Payment Change Date, and shall be in such amount as shall cause the unpaid principal balance of the Note to be amortized over the Remaining Amortization Period. Notwithstanding the interest accrual method selected in Section 3(b) above, the amount of the initial and all other Required Monthly Payments shall be calculated utilizing a 30/360 interest calculation payment schedule whether the amount allocated to interest on the loan is based on a 360-day year consisting of twelve 30-day months or on a 360-day year consisting of the actual number of days in each month. Any remaining principal and interest, if not sooner paid, shall be due and payable on the Maturity Date.

☐	Interest-Only Advance. If the Advance is an interest-only Advance, consecutive monthly installments of interest only, each in the amount of the Required Monthly Payment (defined below), shall be payable on the First Payment Change Date and on each Payment Change Date thereafter until the entire unpaid principal balance evidenced by this Note is fully paid. The initial Required Monthly Payment shall be calculated based on the outstanding principal balance and the then-applicable Adjustable Rate. Thereafter, to the extent that the Adjustable Rate has changed, the Required Monthly Payment shall change on each Payment Change Date based on the then-applicable Adjustable Rate. The amount of the initial and any changed Required Monthly Payment shall be calculated utilizing the interest accrual method selected in Section 3(b) above. The entire unpaid principal balance and accrued but unpaid interest, if not sooner paid, shall be due and payable on the Maturity Date.

(i) Adjustable Rate. The Adjustable Rate shall be in effect beginning on the First Rate Change Date. From and after each Rate Change Date until the next Rate Change Date, the Adjustable Rate shall be the sum of (a) the Current Index, and (b) the Margin, which sum is then rounded to three decimal places, subject to the limitations that the Adjustable Rate shall not be less than the Margin. Accrued interest on this Note shall be paid in arrears.

(ii) Notice of Interest Rate Change. Before each Payment Change Date, Lender shall re-calculate the Adjustable Rate and shall notify Borrower (in the manner specified in the Security Instrument for giving notices) of any change in the Adjustable Rate and the Required Monthly Payment.

(iii) Correction to Required Monthly Payment. If Lender at any time determines, in its sole but reasonable discretion, that it has miscalculated the amount of the Required Monthly Payment (whether because of a miscalculation of the Adjustable Rate or otherwise), then Lender shall give notice to Borrower of the corrected amount of the Required Monthly Payment (and the corrected Adjustable Rate, if applicable) and (a) if the corrected amount of the Required Monthly Payment represents an increase, then Borrower shall, within thirty (30) calendar days thereafter, pay to Lender any sums that Borrower would have otherwise been obligated under this Note to pay to Lender had the amount of the Required Monthly Payment not been miscalculated, or (b) if the corrected amount of the Required Monthly Payment represents a decrease thereof and Borrower is not otherwise in breach or default under any of the terms and provisions of the Note, the Security Instrument or any other loan document evidencing or securing the Note, then Borrower shall thereafter be paid the sums that Borrower would not have otherwise been obligated to pay to Lender had the amount of the Required Monthly Payment not been miscalculated.

(e) Payments Before Due Date. Any regularly scheduled monthly installment of principal and interest that is received by Lender before the date it is due shall be deemed to have been received on the due date solely for the purpose of calculating interest due.

(f) Accrued Interest. Any accrued interest remaining past due for thirty (30) days or more shall be added to and become part of the unpaid principal balance and shall bear interest at the rate or rates specified in this Note. Any reference herein to “accrued interest” shall refer to accrued interest which has not become part of the unpaid principal balance. Any amount added to principal pursuant to the Loan Documents shall bear interest at the applicable rate or rates specified in this Note and shall be payable with such interest upon demand by Lender and absent such demand, as provided in this Note for the payment of principal and interest.

4. Application of Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness that is less than all amounts due and payable at such time, Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion. Borrower agrees that neither Lender’s acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender’s application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

5. Security. The Indebtedness is secured, among other things, by the Security Instrument, and reference is made to the Security Instrument for other rights of Lender concerning the collateral for the Indebtedness.

6. Acceleration. If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, the prepayment premium payable under Section 10, if any, and all other amounts payable under this Note and any other Loan Document shall at once become due and payable, at the option of Lender, without any prior notice to Borrower. Lender may exercise this option to accelerate regardless of any prior forbearance.

7. Late Charge. If any monthly installment due hereunder is not received by Lender on or before the fifth (5th) day of each month or if any other amount payable under this Note or under the Security Instrument or any other Loan Document is not received by Lender before or on the date such amount is due, counting from and including the date such amount is due, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to five percent (5%) of such monthly installment or other amount due. Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Advance and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable pursuant to this Section represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Section 8.

8. Default Rate. So long as any monthly installment or any other payment due under this Note remains past due for thirty (30) days or more, interest under this Note shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid monthly installment or other payment due, as applicable, at the Default Rate. If the unpaid principal balance and all accrued interest are not paid in full on the Maturity Date, the unpaid principal balance and all accrued interest shall bear interest from the Maturity Date at the Default Rate. Borrower also acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Advance, that, during the time that any monthly installment or payment under this Note is delinquent for more than thirty (30) days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities, and that it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any monthly installment or other payment due under this Note is delinquent for more than thirty (30) days, Lender’s risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent Advance.

9. Limits on Personal Liability. The provisions of Article 14 of the Master Agreement (entitled “Limits on Personal Liability”) are hereby incorporated into this Note by this reference to the fullest extent as if the text of such Article were set forth in its entirety herein.

10. Voluntary and Involuntary Prepayments.

(a) A prepayment premium shall be payable in connection with any prepayment made under this Note as provided below:

(1) Subject to the terms of the Master Agreement, Borrower may voluntarily prepay all or a portion of the unpaid principal balance of this Note only on the last calendar day of a calendar month (the “Last Day of the Month”) and only if Borrower has complied with all of the following:

(i)	Borrower must give Lender at least thirty (30) days (if given via U.S. Postal Service) or twenty (20) days (if given via facsimile, email or overnight courier), but not more than sixty (60) days, prior written notice of Borrower’s intention to make a prepayment (the “Prepayment Notice”). The Prepayment Notice shall be given in writing (via facsimile, email, U.S. Postal Service or overnight courier) and addressed to Lender. The Prepayment Notice shall include, at a minimum, the Business Day upon which Borrower intends to make the prepayment (the “Intended Prepayment Date”).

(ii)	Borrower acknowledges that Lender is not required to accept any voluntary prepayment of this Note on any day other than the Last Day of the Month even if (A) Borrower has given a Prepayment Notice with an Intended Prepayment Date other than the Last Day of the Month or (B) the Last Day of the Month is not a Business Day. Therefore, even if Lender accepts a voluntary prepayment on any day other than the Last Day of the Month, for all purposes (including the accrual of interest and the calculation of the prepayment premium), any prepayment received by Lender on any day other than the Last Day of the Month shall be deemed to have been received by Lender on the Last Day of the Month and any prepayment calculation will include interest to and including the Last Day of the Month in which such prepayment occurs. If the Last Day of the Month is not a Business Day, then Borrower must make the payment on the Business Day immediately preceding the Last Day of the Month.

(iii)	Any prepayment shall be made by paying (A) the amount of principal being prepaid, (B) all accrued interest (calculated to the Last Day of the Month), (C) all other sums due Lender at the time of such prepayment, and (D) the prepayment premium calculated pursuant to Schedule A.

(iv)	If, for any reason, Borrower fails to prepay this Note (A) within five (5) Business Days after the Intended Prepayment Date or (B) if the prepayment occurs in a month other than the month stated in the original Prepayment Notice, then Lender shall have the right, but not the obligation, to recalculate the prepayment premium based upon the date that Borrower actually prepays this Note and to make such calculation as described in Schedule A attached hereto. For purposes of such recalculation, such new prepayment date shall be deemed the “Intended Prepayment Date.”

(2) Upon Lender’s exercise of any right of acceleration under this Note, Borrower shall pay to Lender, in addition to the entire unpaid principal balance of this Note outstanding at the time of the acceleration, (i) all accrued interest and all other sums due Lender under this Note and the other Loan Documents, and (ii) the prepayment premium calculated pursuant to Schedule A.

(3) Any application by Lender of any collateral or other security to the repayment of any portion of the unpaid principal balance of this Note prior to the Maturity Date and in the absence of acceleration shall be deemed to be a partial prepayment by Borrower, requiring the payment to Lender by Borrower of a prepayment premium.

(b) Notwithstanding the provisions of Section 10(a), no prepayment premium shall be payable (1) with respect to any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security Instrument, or (2) as provided in subparagraph (b) of Schedule A.

(c) Schedule A is hereby incorporated by reference into this Note.

(d) Any required prepayment of less than the entire unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments, unless Lender agrees otherwise in writing.

(e) Borrower recognizes that any prepayment of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from a default by Borrower, will result in Lender’s incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender’s ability to meet its commitments to third parties. Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth on Schedule A represents a reasonable estimate of the damages Lender will incur because of a prepayment.

(f) Borrower further acknowledges that the prepayment premium provisions of this Note are a material part of the consideration for the Advance evidenced by this Note, and acknowledges that the terms of this Note are in other respects more favorable to Borrower as a result of Borrower’s voluntary agreement to the prepayment premium provisions.

11. Costs and Expenses. Borrower shall pay on demand all expenses and costs, including fees and out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

12. Forbearance. Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower’s obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

13. Waivers. Except as expressly provided in the Master Agreement, presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Borrower and all endorsers and guarantors of this Note and all other third party obligors.

14. Advance Charges. Borrower agrees to pay an effective rate of interest equal to the sum of the Interest Rate provided for in this Note and any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Advance evidenced by this Note and any other fees or amounts to be paid by Borrower pursuant to any of the other Loan Documents. Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the maximum interest rate permitted to be charged under applicable law. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Advance is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

15. Commercial Purpose. Borrower represents that the Indebtedness is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family or household purposes.

16. Counting of Days. Except where otherwise specifically provided, any reference in this Note to a period of “days” means calendar days, not Business Days.

17. Captions. The captions of the paragraphs of this Note are for convenience only and shall be disregarded in construing this Note.

18. Notices. All notices, demands and other communications required or permitted to be given by Lender to Borrower pursuant to this Note shall be given in accordance with accordance with Section 15.08 of the Master Agreement.

19. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. The provisions of Section 15.06 of the Master Agreement (entitled “Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial”) are hereby incorporated into this Note by this reference to the fullest extent as if the text of such Section were set forth in its entirety herein.

20. Security for this Note. The indebtedness evidenced by this Note is secured by other Security Documents executed by Borrower or its Affiliates. Reference is made hereby to the Master Agreement and the Security Documents for additional rights and remedies of Lender relating to the Indebtedness evidenced by this Note. Each Security Document shall be released in accordance with the provisions of the Master Agreement and the Security Documents.

21. No Reborrowing. Advances borrowed under this Note may not be reborrowed.

22. Fixed Advances. This Note is issued to evidence a Fixed Advance made in accordance with the terms of the Master Agreement.

23. Cross-Default with Master Agreement. The occurrence of an Event of Default under the Master Agreement shall constitute an “Event of Default” under this Note, and, accordingly, upon the occurrence of an Event of Default under the Master Agreement, the entire principal amount outstanding hereunder and accrued interest thereon shall at once become due and payable, at the option of the holder hereof.

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ATTACHED SCHEDULES. The following Schedules are attached to this Note:

☒	Schedule A	Prepayment Premium (required)

☐	Schedule B	Modifications to Multifamily Note

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IN WITNESS WHEREOF, Borrower has signed and delivered this Note under seal or has caused this Note to be signed and delivered under seal by its duly authorized representative. Borrower intends that this Note shall be deemed to be signed and delivered as a sealed instrument.

BORROWER:

BRE–FMCA, LLC, a Delaware limited liability company

By:	BRE Properties, Inc., a Maryland corporation, its sole member

	By:	/s/ Edward F. Lange, Jr.
	Name:	Edward F. Lange, Jr.
	Its:	Executive Vice President and Chief Operating Officer

BRE–FMAZ, LLC, a Delaware limited liability company

By:	BRE Property Investors LLC, a Delaware limited liability company, its sole member

	By:	BRE Properties, Inc., a Maryland corporation, its managing member

		By:	/s/ Edward F. Lange, Jr.
		Name:	Edward F. Lange, Jr.
		Its:	Executive Vice President and Chief Operating Officer

S-1

Pay to the order of                                         , without recourse.

LENDER:

DEUTSCHE BANK BERKSHIRE MORTGAGE, INC., a Delaware corporation

By:	/s/ Jeffrey C. Day
Name:	Jeffrey C. Day
Title:	Managing Director

By:	/s/ Heidi Marrin
Name:	Heidi Marrin
Title:	Assistant Vice President

S-2

SCHEDULE A

PREPAYMENT PREMIUM

Any prepayment premium payable under Section 10 of this Note shall be computed as follows:

(a)	If the prepayment is made at any time after the date of this Note and before the Yield Maintenance Period End Date, the prepayment premium shall be the greater of:

(i)	one percent (1%) of the amount of principal being prepaid; or

(ii)	The product obtained by multiplying:

(A)	the amount of principal being prepaid,

by

(B)	the difference obtained by subtracting from the Fixed Rate on this Note the yield rate (the “Yield Rate”) on the 7.5000% U.S. Treasury Security due November 2024 (the “Specified U.S. Treasury Security”), on the twenty-fifth (25th) Business Day preceding (x) the Intended Prepayment Date, or (y) the date Lender accelerates the Advance or otherwise accepts a prepayment pursuant to Section 10(a)(3) of this Note, as the Yield Rate is reported in The Wall Street Journal, by

(C)	the present value factor calculated using the following formula:

1 - (1 + r)-n/12
r

[r =    Yield Rate

 n =    the number of months remaining between (1) either of the following: (x) in the case of a voluntary prepayment, the Last Day of the Month during which the prepayment is made, or (y) in any other case, the date on which Lender accelerates the unpaid principal balance of this Note and (2) the Yield Maintenance Period End Date]

In the event that no Yield Rate is published for the Specified U.S. Treasury Security, then the nearest equivalent non-callable U.S. Treasury Security having a maturity date closest to the Yield Maintenance Period End Date of this Note shall be selected at

A-1

Lender’s discretion. If the publication of such Yield Rates in The Wall Street Journal is discontinued, Lender shall determine such Yield Rates from another source selected by Lender.

(b)	Notwithstanding the provisions of Section 10(a) of this Note, no prepayment premium shall be payable with respect to any prepayment made on or after the Yield Maintenance Period End Date.

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A-2

[Initial Page to Schedule A to Fixed Facility Note (Fixed+1 Maturity)]

/s/ EFL
INITIALS